EXHIBIT 10.2

CONVERTIBLE NOTE IN FAVOR OF R. J. WITTENBRINK
DATED SEPTEMBER 30, 2008

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR APPLICABLE STATE SECURITIES LAWS (THE “STATE ACTS”), AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF ITS COUNSEL OR SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT AND THE STATE ACTS.

V2K INTERNATIONAL, INC.
A Colorado Corporation

CONVERTIBLE NOTE

 September 30, 2008
NO. 002

V2K INTERNATIONAL, INC., a Colorado corporation (the “Company”), is indebted and, for value received, promises to pay to the order of R.J. Wittenbrink on June 30, 2009 (the “Maturity Date”), (unless this Note shall have been sooner called for prepayment as herein provided), upon presentation of this Note, FIFTY-TWO THOUSAND, THREE HUNDRED AND FIFTY-NINE DOLLARS ($52,359.00) (the “Principal Amount”) and to pay interest on the Principal Amount at a rate equal to Twelve Percent (12%) per annum.

The Company covenants, promises and agrees as follows:

1.           Collateral.  As security for the obligations of the Note, the Borrower pledges and grants to Lender a security position in the assets of Borrower’s wholly owned subsidiary, V2K Technology.

2.           Interest. Interest which shall accrue on the Principal Amount shall be payable in cash in semi-annual installments on January 15 and July 15 in each and every calendar year until the Principal Amount and all accrued and unpaid interest shall have been paid in full. Interest on this Note shall accrue from October 1, 2008.  If this date is other than the first day of a semi-annual period, the interest payable shall be prorated upon the number of days of such semi-annual period during which this Note shall have been issued and outstanding. All accrued and unpaid interest shall be payable on the Maturity Date. The first payment of interest shall be made on January 15, 2009.

3.           Extension of Maturity Date.  At the option of the Company, the Maturity Date of this Note may be extended for up to an additional three (3) months upon written notice to the holder of this Note as it appears on the books of the Company, so long as the Company is not in default under the terms of this Note.

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4.           Conversion.

4.1.          Holder’s Right to Convert.  The holder of this Note shall have the right, at such holder’s option, at any time, to convert all or any portion of this Note into such number of fully paid and nonassessable shares of Common Stock of the Company as shall be provided herein.

4.2           Conversion Price.  The Conversion Price shall be equal to 90% of the volume-weighted average price of the Company’s Common Stock for the 20 consecutive trading days ending on the trading day immediately preceding the Conversion Date; provided, however, that the Conversion Price shall not be less than $0.15.

4.3.          Notice of Conversion.  The holder of this Note may exercise the conversion right provided in this Section 3 by giving written notice (the “Conversion Notice”) to the Company of the exercise of such right and stating the name or names in which the stock certificate or stock certificates for the shares of Common Stock are to be issued and the address to which such certificates shall be delivered. The Conversion Notice shall be accompanied by the Note. The number of shares of Common Stock that shall be issuable upon conversion of the Note shall equal the Principal Amount to be converted divided by the Conversion Price, rounded to the nearest whole share.

4.4.          Conversion Procedure.  Conversion shall be deemed to have been effected on the date the Conversion Notice is given (the “Conversion Date”). Within ten (10) business days after receipt of the Conversion Notice, the Company shall issue and deliver by hand against a signed receipt therefor or by United States registered mail, return receipt requested, to the address designated by the holder of this Note in the Conversion Notice, a stock certificate or stock certificates of the Company representing the number of shares of Common Stock to which such holder is entitled and a check or cash in payment of all interest accrued and unpaid on the Note up to and including the Conversion Date.

4.5.          Taxes. The Company shall pay all documentary, stamp or other transactional taxes and charges attributable to the issuance or delivery of shares of stock of the Company upon conversion; provided, however, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the record holder of this Note.

4.6.          Reservation of Shares. The Company shall at all times reserve and keep available, free from preemptive rights, unissued or treasury shares of Common Stock sufficient to effect the conversion of this Note.

5.           Reorganization, Reclassification, Consolidation, Merger or Sale. In case of any reclassification, capital reorganization, consolidation, merger, sale of all or substantially all of the Company’s assets to another Person or any other change in the Common Stock of the Company, other than as a result of a subdivision or combination (a “Change Event”), then lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the holder of this Note, so that the holder shall have the right at any time prior to the Maturity Date to convert this Note into the kind and amount of shares of

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stock and other securities and property receivable in connection with such Change Event by a holder of the same number of shares of Common Stock as were obtainable by the holder immediately prior to such Change Event.  In any such case appropriate provisions shall be made with respect to the rights and interest of the holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon conversion hereof, and appropriate adjustments shall be made to the conversion price per share payable hereunder, provided the aggregate conversion price shall remain the same.

6.           Default.

6.1.          Events of Default.  The entire unpaid and unredeemed balance of the Principal Amount and all Interest accrued and unpaid on this Note shall, at the election of the holder, be and become immediately due and payable upon the occurrence of any of the following events (a “Default Event”):

(a)           The non-payment by the Company when due of principal and interest or of any other payment as provided in this Note or with respect to any other Note issued by the Company.

(b)           If the Company (i) applies for or consents to the appointment of, or if there shall be a taking of possession by, a receiver, custodian, trustee or liquidator for the Company or any of its property; (ii) becomes generally unable to pay its debts as they become due; (iii) makes a general assignment for the benefit of creditors or becomes insolvent; (iv) files or is served with any petition for relief under the Bankruptcy Code or any similar federal or state statute; (v) has any judgment entered against it in excess of Fifty Thousand Dollars ($50,000) in any one instance or in the aggregate during any consecutive 12 month period or has any attachment or levy made to or against any of its property or assets; (vi) defaults with respect to any evidence of indebtedness or liability for borrowed money, or any such indebtedness shall not be paid as and when due and payable; or (vii) has assessed or imposed against it, or if there shall exist, any general or specific lien for any federal, state or local taxes or charges against any of its property or assets.

(c)           Any failure by the Company to issue and deliver shares of Common Stock as provided herein upon conversion of this Note.

6.2.          Remedies.  Each right, power or remedy of the holder hereof upon the occurrence of any Default Event as provided for in this Note or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Note or now or hereafter existing at law or in equity or by statute, and the exercise or beginning of the exercise by the holder or transferee hereof of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the holder hereof of any or all such other rights, powers or remedies.

7.           Failure to Act and Waiver. No failure or delay by the holder hereof to insist upon the strict performance of any term of this Note or to exercise any right, power or remedy consequent upon a default hereunder shall constitute a waiver of any such term or of any such breach, or preclude the holder hereof from exercising any such right, power or remedy at any later time or

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times. By accepting payment after the due date of any amount payable under this Note, the holder hereof shall not be deemed to waive the right either to require payment when due of all other amounts payable under this Note, or to declare a default for failure to effect such payment of any such other amount.

The failure of the holder of this Note to give notice of any failure or breach of the Company under this Note shall not constitute a waiver of any right or remedy in respect of such continuing failure or breach or any subsequent failure or breach.

8.           Consent to Jurisdiction. The Company hereby agrees and consents that any action, suit or proceeding arising out of this Note may be brought in any appropriate court in the State of Colorado, including the United States District Court for the District of Colorado, or in any other court having jurisdiction over the subject matter, all at the sole election of the holder hereof, and by the issuance and execution of this Note the Company irrevocably consents to the jurisdiction of each such court.

9.           Transfer. This Note shall be transferred on the books of the Company only by the registered holder hereof or by his/her attorney duly authorized in writing or by delivery to the Company of a duly executed Assignment substantially in the form attached hereto as Exhibit A. The Company shall be entitled to treat any holder of record of the Note as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in this Note in the name of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Colorado.

10.           Notices. All notices and communications under this Note shall be in writing and shall be either delivered in person or accompanied by a signed receipt therefor or mailed first-class United States certified mail, return receipt requested, postage prepaid, and addressed as follows: if to the Company, to 13949 West Colfax Avenue, Suite 250, Lakewood, Colorado 80401, and, if to the holder of this Note, to the address of such holder as it appears in the books of the Company. Any notice of communication shall be deemed given and received as of the date of such delivery or mailing.

11.           Governing Law.  This Note shall be governed by and construed and enforced in accordance with the laws of the State of Colorado, or, where applicable, the laws of the United States.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

V2K INTERNATIONAL, INC.

By:   /s/ Jerry A. Kukuchka

Name:     Jerry A. Kukuchka

Title:              CFO

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Exhibit A

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby assigns to ___________________, the Unsecured Convertible Note of V2K INTERNATIONAL, INC., No. ________ and hereby irrevocably appoints __________________________________, Attorney, to transfer said Note on the books of the within named corporation, with full power of substitution in the premises.

WITNESS my hand and seal this ____ day of _______________, 20___.

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